PRICING SUPPLEMENT NO. 68                                        Rule 424(b)(3)
DATED: November 5, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:       Floating Rate Notes           Book Entry Notes
$12,000,000             [x]                           [x]

Original Issue Date:    Fixed Rate Notes              Certificated Notes
November 10, 1997       [_]                           [_]


Maturity Date:
November 10, 1998

Option to Extend Maturity:            No  [x]

                                      Yes [_]   Final Maturity Date:


                                                   Optional           Optional
                           Redemption              Repayment          Repayment
Redeemable On              Price(s)                Date(s)            Price(s)
-------------              -----------             ----------         ---------

N/A                        N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Quarterly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
-----------------------------------

*        2/10/98, 5/11/98 and 8/10/98.

**       2/10/98, 5/11/98, 8/10/98 and 11/10/98.

*** Three month LIBOR as of November 6, 1997, minus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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